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EXHIBIT NO. 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated May 14, 1996, accompanying the financial statements of Wasatch Pharmaceutical, Inc. its annual report on Form 10KSB for the fiscal year ended December 31, 1995, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

/S/ JONES, JENSEN & COMPANY

349 South 200 East, Suite 500
Salt Lake City, Utah 84111
December 17, 1996